Exhibit 99.1

Lion Biotechnologies, Inc. Changes Name to Iovance Biotherapeutics, Inc.

Name change reflects company’s focus in advancing the field of immuno-oncology

Company to trade on NASDAQ under ticker IOVA at market open on June 28, 2017

SAN CARLOS, CA – June 27, 2017 -- Iovance Biotherapeutics, Inc. (NASDAQ: IOVA), a biotechnology company developing novel cancer immunotherapies based on tumor-infiltrating lymphocyte (TIL) technology, today announced that it changed its corporate name from Lion Biotechnologies, Inc. to Iovance Biotherapeutics, Inc. The company’s new NASDAQ ticker symbol “IOVA” will be effective at the open of the market on June 28, 2017. The former ticker symbol “LBIO” will remain effective through the market close today, June 27, 2017. The new website for Iovance Biotherapeutics is www.iovance.com.

“Our new name better represents our leadership in the field of immuno-oncology and reflects the strong progress we have made since we laid out our revised business plan last year. Our robust pipeline based on our TIL technology, partnerships with leading institutions and strides in manufacturing demonstrates our commitment to rapidly developing therapies that will change the lives of patients with solid tumors,” said Dr. Maria Fardis, PhD, MBA, Chief Executive Officer of Iovance Biotherapeutics.

As the company prepares to expand its clinical trials into Europe, with a planned submission to European health authorities in the second half of 2017, this name change allows the company the opportunity to develop a strong and unique global brand that reflects the recent advancements in evaluating TIL therapy in new indications.

About Iovance Biotherapeutics, Inc. (formerly Lion Biotechnologies, Inc.)

Iovance Biotherapeutics, Inc. is a clinical-stage biotechnology company focused on the development of cancer immunotherapy products for the treatment of various cancers. The Company's lead product candidate is an adoptive cell therapy using tumor-infiltrating lymphocyte (TIL) technology being investigated for the treatment of patients with refractory metastatic melanoma, metastatic squamous cell carcinoma of the head and neck and metastatic cervical carcinoma. For more information, please visit http://www.iovance.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company’s license agreements; the acceptance by the market of the Company’s product candidates, if approved; and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. A further list and description of the Company’s risks, uncertainties and other factors can be found in the Company’s most recent Annual Report on Form 10-K and the Company's subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov or www.iovance.com. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

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Investor Relations Contact:

Sarah McCabe

Stern Investor Relations, Inc.

212-362-1200

sarah@sternir.com

Media Relations Contact:

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FTI Consulting

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evan.smith@fticonsulting.com

kotaro.yoshida@fticonsulting.com